UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 18, 2021

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SFST	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2021, the joint Board of Directors of Southern First Bancshares, Inc. (the “Company”), and Southern First Bank (the “Bank”), voted to approve the appointment of three new directors, Ms. Terry Grayson-Caprio, Mr. Ray A. Lattimore, and Mr. William A. Maner, IV, effective on June 1, 2021. Each individual will serve as a director of the Company and the Bank, with Ms. Grayson-Caprio also serving on the Audit Committee of the Boards, Mr. Lattimore serving on the Risk Committee of the Boards and Mr. Maner serving on the Compensation Committee of the Boards.

Ms. Grayson-Caprio recently retired from KPMG after 35 years, most recently as Managing Partner of KPMG’s South Carolina practice where she was responsible for the state’s business operations, including key accounts, business development, talent management, market development, facilities, and financial management. She currently serves as Director and Board Chair of the Carolina Governor’s School for the Arts and Humanities Foundation, Director of the Greenville County Museum of Art, and Director of the Winthrop University Foundation. Ms. Grayson-Caprio is a trusted business leader to both domestic and international companies, a persuasive communicator and a critical thinker which provide her with a valuable perspective as director.

Mr. Lattimore serves as founder, President, and Chief Executive Officer of Marketplace Professional Staffing, a staffing firm which provides high quality, value-added recruiting and staffing solutions to leading regional, national, and international companies. He also founded the Ace Building Maintenance Company which supplies various corporate and industrial accounts with highly dependable janitorial and maintenance services. Mr. Lattimore currently serves as Chairman of the Phillis Wheatley Community Center Board of Directors, Vice Chairman of Greenville Technical College Area Commission Board of Directors, and on the Strategic Planning Committee of the Bon Secours Saint Francis Health System Board. Mr. Lattimore is a respected community leader and a dynamic speaker on entrepreneurship, minority enterprises and wealth creation which enhances his ability to serve as a director.

Mr. Maner is a founding partner of Edge Capital, an investment firm based in Atlanta, Georgia, where he currently serves as an Advisory Director. He also serves as an Advisory Director of Lazear Capital Partners, an ESOP M&A firm, based in Columbus, Ohio. He has worked for Arthur Andersen, as a CPA, and for Morgan Stanley as an investment banker. He was also the Chief Financial Officer for ExGov, an early-stage Internet company. Mr. Maner currently serves on the Board of Directors of the Atlanta Youth Project. Mr. Maner’s ties to the Atlanta community, a key market for the bank, enhances his ability to serve on our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/	Michael D. Dowling
Name:		Michael D. Dowling
Title:		Chief Financial Officer

May 18, 2021